SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 17, 2007

Date of Report

(Date of Earliest Event Reported)

PCS EDVENTURES!.COM, INC.

(Exact name of registrant as specified in its charter)

IDAHO	000-499990	82-0475383
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
incorporation or organization)

345 Bobwhite Court, Suite 200 Boise, Idaho          83706

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (208) 343-3110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Introductory Note: All of the information contained below in this Form 8-K was previously reported in Part II, Item 7, Note 18 of the Form 10-KSB/A for the period ended March 31, 2007, filed by PCS Edventures!.com, Inc. (hereinafter "PCS") on August 18, 2007. The information below is being provided solely for the purposes of ensuring that it is disclosed on a Form 8-K in addition to its original disclosure on Form 10-KSB/A.  The restatement was approved by the audit committee of PCS’s Board of Directors upon the recommendation of senior management.   The disclosure reads as follows:

In connection with the preparation of our financial statements for the quarter ended June 30, 2007, we determined that there was an error in accounting treatment and reported amounts in our previously filed financial statements on Form 10-KSB for the fiscal year ended March 31, 2007.  As a result, we determined to restate our financial statements for the year ended March 31, 2006 in accordance with FAS 154, Accounting Changes and Error Corrections.  The restatements are included in this Annual Report on Form 10-KSB/A.

During the period ended March 31, 2007, PCS LabMentors, Ltd. (LabMentors) was notified by its tax accountants that the application for Scientific Research & Education Development (SR&ED) expenditures was approved in full.  The full amount applied for by LabMentors was approximately $230,000.  In March 2007, LabMentors accrued for the SR&ED credit at the full amount.  Revenue Canada was to forward the checks within 4-6 weeks.

In accordance with SFAS 154 and APB 20, changes accounting estimates are a necessary part of accounting for items that are required in financial statement presentations wherein a future event is expected to occur.  In the case of LabMentors, a future payment was expected from Revenue Canada in the amount of approximately $230,000.  An accrual was made to the financial statements of LabMentors as a result thereof.  When new information was presented in July, prior to reporting the June 30, 2007 financial statements, it was determined that the amount had changed and resulted in an error in our previously filed financial statements for the year ended March 31, 2007.  This change was classified as an error because the change materially affected our Stockholders Equity section of our Balance Sheet as a result of misinterpretation of facts presented to management.  The estimate was made based on the best information available at the time of the accrual.

These restated financial statements include adjustments related primarily to the following:

Stockholders’ Equity.  The Company has restated its March 31, 2007 financial statements to reflect the information received from Revenue Canada related to the Scientific Research and Educational Development credits that were applied for during the March 31, 2007 fiscal year.  The resulting decrease to other income and retained earnings totaled approximately $130,000 for the year ended March 31, 2007.

The foregoing adjustments did not affect our previously reported cash and cash equivalents balances in prior periods.  The following tables present the effect of the restatement adjustments by financial statement line item for the Balance Sheet and Statements of Operation.

	As Reported	As Adjusted	Difference	Change in EPS
For the Year ended
March 31, 2007
Total Assets	$1,491,126	$1,361,296	$(129,830)
Total Liabilities	$782,543	$782,543	$-
Shareholder Equity	$708,583	$578,753	$(129,830)
Net Loss	$(1,792,500)	$(1,924,349)	$(131,849)*	$(0.01)

*The change amount for the Net Loss amount was slightly different than the Balance Sheet accounts due to the foreign exchange conversion rates.  The Balance Sheet is converted based on a single data point, while the Income Statement is based on an average of data points for the entire period presented.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Date	August 20, 2007	By:	/s/Shannon M. Wilson
Shannon M. Wilson
VP and CFO